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                                                                    Exhibit 99.1

Contact:                                          October 22, 2003
Anita Ho
Acting Chief Financial Officer
Alliance Fiber Optic Products, Inc.
Phone: 408-736-6900
www.afop.com

FOR IMMEDIATE RELEASE

                   ALLIANCE FIBER OPTIC PRODUCTS, INC. REPORTS
                      THIRD QUARTER 2003 FINANCIAL RESULTS

Sunnyvale, CA - October 22, 2003 - Alliance Fiber Optic Products, Inc. (Nasdaq
SmallCap: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the optical network equipment market, today reported its financial results for the third quarter ended September 30, 2003.

Revenues for the third quarter of 2003 totaled $3,009,000 as compared to $2,609,000 in the previous quarter, and $3,105,000 in the third quarter of 2002. The Company recorded a net loss for the third quarter of 2003 of $1,925,000, or $0.05 per share based on 35.4 million shares outstanding. This compares to a net loss for the second quarter of 2003 of $2,140,000, or $0.06 per share based on
35.0 million shares outstanding, and a net loss for the third quarter of 2002 of $5,324,000, or $0.15 per share based on 34.8 million shares outstanding.

Included in the net loss for the quarter ended September 30, 2003 are deferred stock compensation charges of $295,000. Included in the net loss for the quarter ended June 30, 2003 are deferred stock compensation charges of $106,000. Included in the net loss for the quarter ended September 30, 2002 are non-cash charges for excess facility charges of $1,680,000, non-cash charges for inventory provision of $1,245,000 and deferred stock compensation charges of negative $11,000 due to cancellation of stock options.

Peter Chang, President and Chief Executive Officer, commented, "During the third quarter we delivered solid sales growth, while continuing to carefully manage our expense structure. Revenues for the third quarter improved by 15% from the second quarter of 2003 and our gross profit margin improved to 18%. While demand for our products has increased over the past few quarters, we have continued to tightly control our expenses. During the third quarter we reduced sales, marketing, general and administrative costs by 18%, which more than offset the 11% increase in our research and development expenses."

"We are also pleased to report that our balance sheet remains strong with a cash burn rate of $1.6 million, versus $1.5 million in the second quarter of 2003, leaving us with $37.7 million in cash and cash equivalents at quarter end."

"We continue to feel confident about our future. While the improvement in demand for our products is encouraging, we plan to remain focused on maintaining and improving our operating leverage, in order to take advantage of the recovery in our markets when it occurs," concluded Mr. Chang.
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CONFERENCE CALL

Management will host a conference call at 1:30 p.m. Pacific Time on October 22, 2003 to discuss AFOP's third quarter financial results. To participate in AFOP's conference call, please call (212) 329-1456 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 554343. AFOP will also provide a live webcast of its third quarter 2003 conference call at AFOP's website www.afop.com. The dial in for the instant replay is (303) 590-3000; confirmation number 554343.

ABOUT AFOP

Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, couplers and splitters, thin film DWDM components and modules, fixed and variable optical attenuators, and depolarizers. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the Company's future prospects, maintenance of and improvement in the Company's operating leverage, and competitive position, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, loss of key customers, ability to ramp new products into volume production, industry-wide shifts in supply and demand for optical components and modules, industry overcapacity, failure of cost control initiatives, financial stability in foreign markets, and other risks detailed from time to time in SEC reports, including AFOP's most recent Form 10-QSB for the quarter ended June 30, 2003. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.
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                       ALLIANCE FIBER OPTIC PRODUCTS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                           Sept. 30,    Dec. 31,
                                                              2003        2002
                                                           ---------    --------
ASSETS
Current assets:
       Cash and short-term investments                       $37,684     $42,975
       Accounts receivable, net                                1,575       1,133
       Inventories, net                                        2,995       2,930
       Other current assets                                      843         967
                                                           ---------    --------
          Total current assets                                43,097      48,005

Property and equipment, net                                    4,678       5,313
Other assets                                                     361         362
                                                           ---------    --------
            Total assets                                     $48,136     $53,680
                                                           =========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                      $ 1,421     $   706
       Accrued expenses and other liabilities                  2,882       3,188
                                                           ---------    --------
          Total current liabilities                            4,303       3,894
Long-term liabilities                                            296         823
                                                           ---------    --------
          Total liabilities                                    4,599       4,717
Stockholders' equity                                          43,537      48,963
                                                           ---------    --------
            Total liabilities and stockholders' equity       $48,136     $53,680
                                                           =========    ========

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                       ALLIANCE FIBER OPTIC PRODUCTS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                     Three Months Ended
                                             ----------------------------------
                                             Sept. 30,    June 30,    Sept. 30,
                                                  2003        2003         2002
                                             ---------   ---------    ---------
Revenues                                      $  3,009    $  2,609     $  3,105
Cost of revenues                                 2,466       2,155        3,804
                                             ---------   ---------    ---------
     Gross profit/(loss)                           543         454         (699)
                                             ---------   ---------    ---------
Operating expenses:
     Research and development                    1,547       1,399        1,309
     Sales and marketing                           426         522          706
     General and administrative                    731         880        1,016
     Excess facility charge                         --          --        1,680
                                             ---------   ---------    ---------
          Total operating expenses               2,704       2,801        4,711
Loss from operations                            (2,161)     (2,347)      (5,410)
Interest and other income, net                     236         207           72
                                             ---------   ---------    ---------
Loss before income taxes                        (1,925)     (2,140)      (5,338)
Income tax provision                                --          --          (14)
                                             ---------   ---------    ---------
Net loss                                      $ (1,925)   $ (2,140)    $ (5,324)
                                             =========   =========    =========
Net loss per share - basic and diluted        $  (0.05)   $  (0.06)    $  (0.15)
Shares used in computing net loss
   per share - basic and diluted                35,362      35,069       34,846